EXHIBIT 99.8

The Berkshire Gas Company

Financial Statements (Unaudited)

For the three months ended March 31, 2011

Table of Contents

March 31, 2011 and 2010

Financial Statements (Unaudited)	Page(s)

Statements of Income	1

Balance Sheets	2-3

Statements of Cash Flows	4

Statements of Changes in Common Stock Equity	5

The Berkshire Gas Company
Statements of Income (Unaudited)

Three months ended March 31	2011	2010
(Thousands)
Operating Revenues
Sales and services	$30,527	$30,534
Operating Expenses
Natural gas purchased	15,541	17,278
Other operating expenses	3,460	2,953
Maintenance	304	214
Depreciation and amortization	1,914	1,795
Other taxes	670	638
Total Operating Expenses	21,889	22,878
Operating Income	8,638	7,656
Other (Income)	(252)	(345)
Other Deductions	11	10
Interest Charges, Net	829	859
Income before Income Taxes	8,050	7,132
Income Taxes	3,146	2,787
Net Income	4,904	4,345
Preferred Stock Dividends	1	2
Earnings Available for Common Stock	4,903	4,343

The Berkshire Gas Company
Balance Sheets
	March	December
	2011	2010
(Thousands)
Assets
Current Assets
Cash and cash equivalents	$9,734	$5,993
Accounts receivable and unbilled revenues, net	13,026	9,989
Gas in storage at average cost	1,951	4,872
Materials and supplies at average cost	442	392
Deferred income taxes	909	909
Prepayments and other current assets	1,472	1,700
Total Current Assets	27,534	23,855
Utility Plant, at Original Cost
Natural gas	156,959	156,595
Less accumulated depreciation	51,177	50,211
Net Utility Plant in Service	105,782	106,384
Construction work in progress	151	100
Total Utility Plant	105,933	106,484
Other Property and Investments, Net	2,958	2,975
Regulatory and Other Assets
Debt premium	8,426	8,681
Environmental remediation costs	14,738	14,498
Pension benefits	17,238	17,445
Other	1,021	4,058
Total regulatory assets	41,423	44,682
Other assets
Goodwill	52,476	52,476
Long term accumulated deferred income taxes	-	3,127
Other	1,287	1,193
Total other assets	53,763	56,796
Total Regulatory and Other Assets	95,186	101,478
Total Assets	$231,611	$234,792

The Berkshire Gas Company
Balance Sheets
	March	December
	2011	2010
(Thousands)
Liabilities
Current Liabilities
Current portion of long-term debt	$5,418	$5,418
Accounts payable and accrued liabilities	3,604	4,356
Interest accrued	472	877
Taxes accrued	5,455	3,425
Environmental reserve	760	760
Derivative liability current	12	15
Other	2,379	3,930
Total Current Liabilities	18,100	18,781
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	6,189	7,479
Unfunded future income taxes	158	163
Pension benefits	2,427	2,622
Accrued removal obligation	23,450	23,007
Total regulatory liabilities	32,224	33,271
Other Liabilities
Deferred income taxes	14,472	17,533
Environmental remediation costs	8,070	8,070
Postretirement reserves	5,068	5,110
Other	3,056	3,061
Total other liabilities	30,666	33,774
Total Regulatory and Other Liabilities	62,890	67,045
Long-term debt	40,008	40,263
Total Liabilities	120,998	126,089
Commitments and Contingencies
Preferred Stock
Preferred Stock	78	78
Common Stock Equity
Capital in excess of par value	106,046	106,046
Retained earnings	4,489	2,586
Accumulated other comprehensive loss	-	(7)
Total Common Stock Equity	110,535	108,625
Total Liabilities and Stockholders' Equity	$231,611	$234,792

The Berkshire Gas Company
Statements of Cash Flows (Unaudited)

Three months ended March 31	2011	2010
(Thousands)
Operating Activities
Net income	$4,904	$4,345
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	1,614	1,555
Amortization of regulatory assets and liabilities	300	240
Deferred income taxes and investment tax credits, net	(1,235)	(1,043)
Pension income	170	65
Changes in current operating assets and liabilities
Accounts and other receivables	(3,037)	(2,971)
Inventories	2,870	3,093
Prepayments and other current assets	66	(30)
Accounts payable and accrued liabilities	(752)	(1,934)
Taxes accrued	2,030	4,620
Interest Accrued	(406)	(378)
Other current liabilities	(1,554)	(2,823)
Other assets	2,106	1,792
Other liabilities	(249)	1,475
Net Cash Provided by Operating Activities	6,827	8,006
Investing Activities
Utility plant additions	(51)	(274)
Contributions in aid of construction	10	(12)
Other property and investments, net	(44)	(80)
Net Cash Used in Investing Activities	(85)	(366)
Financing Activities
Notes payable repayments	-	(5,700)
Dividends on preferred stock	(1)	(2)
Dividends on common stock	(3,000)	-
Net Cash Used in Financing Activities	(3,001)	(5,702)
Net Increase in Cash and Cash Equivalents	3,741	1,938
Cash and Cash Equivalents, Beginning of Year	5,993	370
Cash and Cash Equivalents, End of Period	9,734	2,308

The Berkshire Gas Company
Statements of Changes in Common Stock Equity (Unaudited)

	Common Stock				Accumulated
	Outstanding		Capital in		Other	Total
	$2.50 Par Value		Excess of	Retained	Comprehensive	Common
(In Thousands, except number of shares and par value amounts)	Shares	Amount	Par Value	Earnings	Income (Loss)	Equity
Balance at December 31, 2010	100	$250	$106,046	$2,586	$(7)	$108,625
Net income				4,904		4,904
Other comprehensive income, net of tax					7	7
Comprehensive income						4,911
Dividends on common equity				(3,000)		(3,000)
Dividends on preferred stock				(1)		(1)
Balance at March 31, 2011	100	$250	$106,046	$4,489	-	$110,535